Exhibit 32.1

CERTIFIED BY THE CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Solely for the purposes of complying with 18 U.S.C. §1350, I, the undersigned Chief Executive Officer of Jagged Peak, Inc. (the “Company”), hereby certify that the Quarterly Report on Form 10-Q of the Company for the period ended September 25, 2015 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the dates and periods covered by the report.

Date:	November 9, 2015

By:	/s/ Paul B. Demirdjian

Chairman of the Board of Directors, Chief Executive Officer
(Principal Executive Officer)